EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sun Microsystems, Inc. pertaining to the CenterRun, Inc. 2000 Equity Incentive Plan of our report dated September 16, 2002 with respect to the consolidated financial statements and schedule of Sun Microsystems, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
September 3, 2003